Exhibit 99

3M Reports Sales Information for Month of November 2020

ST. PAUL, Minn. – Dec. 14, 2020 − 3M (NYSE: MMM) today reported sales information for the month of November 2020.

Total sales for November increased 8 percent year-on-year to $2.9 billion. Organic local-currency sales (which include organic volume impacts and selling price changes) increased 7 percent, while divestitures decreased sales by 1 percent. Foreign currency translation increased sales by 2 percent year-on-year.

Total sales increased 16 percent in both Safety and Industrial, and Consumer, while Health Care grew 5 percent, and Transportation and Electronics increased 3 percent. Organic local-currency sales increased 15 percent in Consumer, 14 percent in Safety and Industrial, 7 percent in Health Care, and 1 percent in Transportation and Electronics.

On a geographic basis, total sales increased 10 percent in EMEA (Europe, Middle East and Africa), 9 percent in the Americas, and 5 percent in Asia Pacific. Organic local-currency sales increased 11 percent in the Americas (the U.S. increased 13 percent), 7 percent in EMEA, and were flat in Asia Pacific (China increased 13 percent, and Japan decreased 5 percent).

Through November, 3M has delivered fourth-quarter to-date total sales of $5.7 billion. Although significant macroeconomic uncertainty remains, with one month left in the quarter the company estimates its sales to be in the range of $8.2 to $8.4 billion for the fourth quarter.

Forward-Looking Statements

This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal and regulatory proceedings and legal compliance risks involving the Company and/or third parties, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) materials vulnerability and the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions, manufacturing site disruptions (including those caused by natural and other disasters and other events); (9) problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (13) the Company's credit ratings and its cost of capital. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily as our employees connect with customers all around the world. Learn more about 3M's creative solutions to global challenges at www.3M.com or on Twitter @3M or @3MNews.

Contacts

3M

Investor Contacts:

Bruce Jermeland, 651-733-1807

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Tony Riter, 651-733-1141

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Media Contact:

Stephen Sanchez, 651-737-5967